Exhibit 10.33



                                     RELEASE


     This Release is made this 19th day of April, 2005 by and between C&D Technologies, Inc. ("Employer") and David A. Fix ("Employee").

                                    Recitals:

     WHEREAS, the parties are parties to an Employment Agreement dated March 1, 2001, as amended on March 1, 2001 and January 29, 2004 (the "Employment Agreement"), pursuant to which Employee was employed by Employer; and

     WHEREAS, the Employment Agreement has terminated; and

     WHEREAS, your execution and delivery of this Release is a condition to the Employer's obligations to pay certain compensation and benefits to you under the Employment Agreement;

     NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

     1. As of April 5, 2005, Employee's employment with Employer shall terminate, and Employee shall have no further job responsibilities to perform for Employer; provided, however, that Employee shall cooperate with Employer in transitioning Employee's job responsibilities as Employer shall reasonably request, provided that Employee shall be entitled to receive reasonable compensation for any services rendered after such date and shall not be obligated to take any action that would interfere with any subsequent employment of Employee or otherwise result in economic hardship to Employee.

2. Employer shall pay to the Employee those amounts payable pursuant to the terms of the Employment Agreement upon involuntary termination of Employee's employment, without cause, less applicable deductions; provided however, the first payment shall not be due and payable until ten days after the execution by Employee and delivery to Employer of this Release. Employer shall pay such provider as may be selected by Employee and be reasonably acceptable to Employer, an amount, not to exceed $10,000, for outplacement services rendered to Employee over a period not to exceed twelve months commencing no later than June 1, 2005. "Accrued vacation" for purposes of this Agreement, shall be the equivalent of 22 vacation days (176 hours) payable at base pay ($96.15/hour), net of standard deductions. Further, C&D agrees to reply truthfully to any application made by Employee for unemployment benefits.


     3. For and in consideration of the monies and benefits paid to Employee by Employer, as more fully described in Section 2 above, and for other good and valuable consideration, Employee hereby waives, releases and forever discharges Employer, its assigns, predecessors, successors, and affiliated entities, and its current or former stockholders, officers, directors, administrators, agents, servants and employees, individually and as representatives of the corporate entity (hereinafter collectively referred to as "Releasees"), from any and all claims, suits, debts, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, charges, complaints, damages, sums of money, interest, attorney's fees and costs, or causes of action of any kind or nature whatsoever whether in law or equity, including, but not limited to, all claims arising out of his employment or termination of employment with Employer, such as all claims for wrongful discharge, breach of contract, either express or implied, interference with contract, emotional distress, fraud, misrepresentation, defamation, claims arising under the Civil Rights Acts of 1964 and 1991 as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act (ADEA), the
National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), the Family and Medical Leave
Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment & Collection Law, the Pennsylvania Minimum Wage Act of 1968, the Pennsylvania Equal Pay Law, and any and all other claims arising under federal, state or local law, rule, regulation, constitution, ordinance or public policy whether known or unknown, arising up to and including the date of execution of this Release; provided, however that the parties do not release each other from any claim of breach of the terms of this Release. This release of rights does not extend to claims that may arise after the date of this Release. Employee agrees that Employee will not initiate any charge or complaint or institute any claim or lawsuit against Releasees or any of them based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Release.



     4. Employee agrees that the payments made and other consideration received pursuant to this Release are not to be construed as an admission of legal liability by Releasees or any of them and that no person or entity shall utilize this Release or the consideration received pursuant to this Release as evidence of any admission of liability since Releasees expressly deny liability.

     5. Employee affirms that the only consideration for the signing of this Release are the terms stated herein and in the Employment Agreement and that no other promise or agreement of any kind has been made to Employee by any person or entity whatsoever to cause Employee to sign this Release.

     6. Employee and Employer affirm that the restrictive covenants set forth in Sections 6, 7, 8 and 17of the Employment Agreement survive pursuant to
Section 18 thereof, and the Employment Agreement and this Release set forth the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained herein. Notwithstanding the foregoing, Employee shall be permitted to solicit for future employment, Gail Nixon, provided that such solicitation occurs during non-business hours. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Release shall be effective unless made in writing and signed by both parties. C&D agrees to advise its seniormost employees that they may not publicly or privately disparage Employee.

     7. Employee acknowledges that Employee has been given a period of at least 21 days within which to consider this Release.

     8. Following the execution of this Release, the Employee has a period of 7 days from the date of execution to revoke this Release, and this Release shall not become effective or enforceable until the revocation period has expired.


     9. Employee certifies that Employee has returned to Employer all keys, identification cards, credit cards, computer and telephone equipment and other property or information of Employer in Employee's possession, custody, or control including, but not limited to, any information contained in any computer files maintained by Employee during Employee's employment with Employer. Employee certifies that Employee has not kept the originals or copies of any documents, files, or other property of Employer which Employee obtained or received during Employee's employment with Employer.

     10. Employee acknowledges that Employer advised Employee to consult with an attorney prior to executing this Release.

     11. Employee affirms that Employee has carefully read this Release, that Employee fully understands the meaning and intent of this document, that Employee has signed this Release voluntarily and knowingly, and that Employee intends to be bound by the promises contained in this Release for the aforesaid consideration.

     IN WITNESS WHEREOF, Employee and the authorized representative of Employer have executed this Release on the dates indicated below:

                                           C&D TECHNOLOGIES, INC.



Dated: 26 April 2005               By: /s/ G. MacKenzie
      ---------------                 ------------------------------------
                                         George MacKenzie
                                         President and Chief Executive Officer




Dated: 19 April 2005                /s/ David A. Fix
      ---------------              ------------------------------------
                                               David A. Fix

                                   ENDORSEMENT



     I, David A. Fix, hereby acknowledge that I was given 21 days to consider the foregoing Release and voluntarily chose to sign the Release prior to the expiration of the 21-day period.

     I declare under penalty of perjury under the laws of the Commonwealth of Pennsylvania that the foregoing is true and correct.

          EXECUTED this 19th day of April, 2005, at Malvern, Pennsylvania.


                                                /s/ David A. Fix
                                               ---------------------------------
                                               David A. Fix